AVALONBAY COMMUNITIES, INC.

Secretary’s Certificate

The undersigned, Edward M. Schulman, hereby certifies that he is the Secretary of AvalonBay Communities, Inc., a Maryland corporation (the “Company”), and does further certify as follows:

On March 18, 2020, acting by unanimous written consent, the Board of Directors of the Company adopted the following resolution amending the Company’s Second Amended and Restated 2009 Equity Incentive Plan, as previously amended on February 14, 2019:

Resolved:	That Section 2(g) of the Company’s Second Amended and Restated 2009 Equity Incentive Plan be and hereby is amended to read as follows:

Minimum Vesting Requirements. Notwithstanding any other provision in the Plan to the contrary, the minimum restriction or vesting period with respect to any Award granted to an employee shall be no less than one year; provided that, notwithstanding the foregoing, such minimum vesting provision shall not apply in the following cases:

i.	in the case of a grantee’s death, disability, retirement or termination of employment without cause, or (in the case of Performance-Based Awards) a Sale Event, and

ii.	in the case of credits of Awards under Dividend Equivalent Rights associated with Restricted Stock Units, and

iii.
in addition to the above exceptions, with respect to Awards made after the Effective Date and granted to employees that result in the issuance of up to 5% of the shares of Stock reserved and available for issuance under the Plan as of the Effective Date pursuant to Section 3(a).

IN WITNESS WHEREOF, the undersigned has signed this certificate as of March 18, 2020.

AVALONBAY COMMUNITIES, INC.

/s/ Edward M. Schulman
Name:    Edward M. Schulman
Title:    Secretary